Exhibit 10.3

NON-COMPETITION AND NON-SOLICITATION AGREEMENT

THIS NON-COMPETITION AND NON-SOLICITATION AGREEMENT (this “Agreement”) is being executed and delivered as of March 9, 2021 by Yongsheng Chen and Xiaodong Cai (“Sellers”), and Yongsheng Chen serving as director, officer, manager or employee of the Company (as defined below) or any of its Subsidiaries (“Managers” and, together with Sellers, the “Subject Parties”), in favor of and for the benefit of Planet Green Holdings Corporation, a corporation incorporated in the State of Nevada (“Parent”), Jilin Chuangyuan Chemical Co., Ltd., a limited liability incorporated in China (the “Company”), and each of Parent’s, and/or the Company’s respective present and future Affiliates, successors and direct and indirect Subsidiaries (collectively, the “Covered Parties”). Any capitalized term used, but not defined in this Agreement will have the meaning ascribed to such term in the Share Exchange Agreement.

WHEREAS, on March 9, 2021, Parent, the Company and Sellers entered into that certain Share Exchange Agreement (as amended from time to time in accordance with the terms thereof, the “Share Exchange Agreement”), by and among Parent, the Company and Sellers, pursuant to which, subject to the terms and conditions thereof, Purchaser will acquire from Sellers 75% of the issued and outstanding shares and other equity interests of the Company in exchange for 3,300,000 Parent Shares;

WHEREAS, the Company researches, develops and manufactures formaldehyde, urea formaldehyde adhesive, methylal and clean fuel products, and sells such products in China (the “Business”);

WHEREAS, in connection with, and as a condition to the consummation of the transactions contemplated by the Share Exchange Agreement (the “Transactions”), and to enable Parent to secure more fully the benefits of the Transactions, including the protection and maintenance of the goodwill and confidential information of the Company and its Subsidiaries, and Parent have required that the Subject Parties enter into this Agreement;

WHEREAS, the Subject Parties are entering into this Agreement in order to induce Parent to consummate the Transactions, pursuant to which each Subject Party will directly or indirectly receive a material benefit; and

WHEREAS, Sellers, as former owners of the Company, and Managers, as director, officer or employee of the Company or its Subsidiaries, have contributed to the value of the Company and have obtained extensive and valuable knowledge and confidential information concerning the business of the Company and its Subsidiaries.

NOW, THEREFORE, in order to induce Parent to consummate the Transactions, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Subject Party hereby agrees as follows:

1. Restriction on Competition.

(a)  Restriction. Each Subject Party hereby agrees that during the period from the Closing until the later of (i) the four (4) year anniversary of the Closing Date and (ii) the date on which the Subject Parties, their respective Affiliates or any of their respective officers, directors or employees are no longer directors, officers, managers or employees of the Company or any of its Subsidiaries (the later of such date in this clause (ii) or the Closing Date, the “Termination Date”, and such period from the Closing until the later of clauses (i) and (ii), the “Restricted Period”), such Subject Party will not, and will cause its Affiliates not to, without the prior written consent of Parent (which may be withheld in its sole discretion), anywhere in North America and/or the Peoples’ Republic of China (the “Territory”), directly or indirectly engage in the Business (other than through a Covered Party) or own, manage, finance or control, or participate in the ownership, management, financing or control of, or become engaged or serve as an officer, director, member, partner, employee, agent, consultant, advisor or representative of, a business or entity (other than a Covered Party) that engages in the Business (a “Competitor”). Notwithstanding the foregoing, (i) the Subject Parties and their respective Affiliates may own passive portfolio company investments in a Competitor, so long as the Subject Parties and their Affiliates and their respective shareholders, directors, officer, managers and employees who were involved with the business of the Company and its Subsidiaries are not involved in the management or control of such Competitor (“Permitted Ownership”), and (ii) for the avoidance of doubt, certain family members and associates of the Subject Parties as set forth on Exhibit 1 hereto may continue to manage the businesses set forth next to their respective names on Exhibit 1 hereto consistent with past practice prior to the date hereof, even if such businesses are Competitors, so long as the Subject Parties are not involved in the management or control of such Competitors.

(b)  Acknowledgment. Each Subject Party acknowledges and agrees, based upon the advice of legal counsel and/or such Subject Party’s own education, experience and training, that (i) such Subject Party possesses knowledge of confidential information of the Company and its Subsidiaries and the Business, (ii) such Subject Party’s execution of this Agreement is a material inducement to Parent to consummate the Transactions and to realize the goodwill of the Company and its Subsidiaries, for which such Subject Party will receive a substantial direct or indirect financial benefit, and that Parent would not have entered into the Share Exchange Agreement or consummated the Transactions but for the Subject Parties’ agreements set forth in this Agreement, (iii) it would impair the goodwill of the Company and its Subsidiaries and reduce the value of the assets of the Company and its Subsidiaries and cause serious and irreparable injury if such Subject Party were to use its ability and knowledge by engaging in the Business in competition with a Covered Party, and/or to otherwise breach the obligations contained herein and that the Covered Parties would not have an adequate remedy at law because of the unique nature of the Business, (iv) such Subject Party has no intention of engaging in the Business during the Restricted Period other than Permitted Ownership, (v) the relevant public policy aspects of restrictive covenants, covenants not to compete and non-solicitation provisions have been discussed, and every effort has been made to limit the restrictions placed upon such Subject Party to those that are reasonable and necessary to protect the Covered Parties’ legitimate interests, (vi) the Covered Parties conduct and intend to conduct the Business everywhere in the Territory and compete with other businesses that are or could be located in any part of the Territory, (vii) the foregoing restrictions on competition are fair and reasonable in type of prohibited activity, geographic area covered, scope and duration, (viii) the consideration provided to such Subject Party under this Agreement and the Share Exchange Agreement is not illusory, and (ix) such provisions do not impose a greater restraint than is necessary to protect the goodwill or other business interests of the Covered Parties.

2.  No Solicitation; No Disparagement.

(a)  No Solicitation of Employees and Consultants. Each Subject Party agrees that, during the Restricted Period, such Subject Party will not, without the prior written consent of Parent (which may be withheld in its sole discretion), either on its own behalf or on behalf of any other Person (other than, if applicable, a Covered Party in the performance of such Subject Party’s duties on behalf of the Covered Parties), directly or indirectly: (i) hire or engage as an employee, independent contractor, consultant or otherwise any Covered Personnel (as defined below); (ii) solicit, induce, encourage or otherwise cause (or attempt to do any of the foregoing) any Covered Personnel to leave the service (whether as an employee, consultant or independent contractor) of any Covered Party; or (iii) in any way interfere with or attempt to interfere with the relationship between any Covered Personnel and any Covered Party; provided, however, no Subject Party will be deemed to have violated this Section 2(a) if any Covered Personnel voluntarily and independently solicits an offer of employment from such Subject Party (or other Person whom such Subject Party is acting on behalf of) by responding to a general advertisement or solicitation program conducted by or on behalf of such Subject Party (or such other Person whom such Subject Party is acting on behalf of) that is not targeted at such Covered Personnel or Covered Personnel generally, so long as such Covered Personnel is not hired. For purposes of this Agreement, “Covered Personnel” shall mean any Person who is or was an employee, consultant or independent contractor of the Covered Parties, (A) if the relevant time of determination is before the Termination Date, as of such date of determination or during the one (1) year period preceding such date and, (B) if the relevant time of determination is after the Termination Date, as of the Termination Date or during the one (1) year period preceding the Termination Date.

(b)  Non-Solicitation of Customers and Suppliers. Each Subject Party agrees that, during the Restricted Period, such Subject Party will not, without the prior written consent of Parent (which may be withheld in its sole discretion), individually or on behalf of any other Person (other than, if applicable, a Covered Party in the performance of such Subject Party’s duties on behalf of the Covered Parties), directly or indirectly: (i) solicit, induce, encourage or otherwise cause (or attempt to do any of the foregoing) any Covered Customer (as defined below) to (A) cease being, or not become, a client or customer of any Covered Party with respect to the Business or (B) reduce the amount of business of such Covered Customer with any Covered Party, or otherwise alter such business relationship in a manner adverse to any Covered Party, in either case, with respect to or relating to the Business; (ii) interfere with or disrupt (or attempt to interfere with or disrupt) the contractual relationship between any Covered Party and any Covered Customer; (iii) divert any business with any Covered Customer relating to the Business from a Covered Party; (iv) solicit for business, provide services to, engage in or do business with, any Covered Customer for products or services that are part of the Business; or (v) interfere with or disrupt (or attempt to interfere with or disrupt), any Person that was a vendor, supplier, distributor, agent or other service provider of a Covered Party at the time of such interference or disruption, for a purpose competitive with a Covered Party as it relates to the Business. For purposes of this Agreement, a “Covered Customer” shall mean any Person who is or was an actual customer or client (or prospective customer or client with whom a Covered Party actively marketed or made or taken specific action to make a proposal) of a Covered Party, (A) if the relevant time of determination is before the Termination Date, as of such date of determination or during the one (1) year period preceding such date and, (B) if the relevant time of determination is after the Termination Date, as of the Termination Date or during the one (1) year period preceding the Termination Date.

(c)  Non-Disparagement. Each Subject Party agrees that from and after the Closing Date such Subject Party will not directly or indirectly engage in any conduct that involves the making or publishing (including through electronic mail distribution or online social media) of any written or oral statements or remarks (including the repetition or distribution of derogatory rumors, allegations, negative reports or comments) that are disparaging, deleterious or damaging to the integrity, reputation or good will of one or more Covered Parties or their respective management, officers, employees, independent contractors or consultants. Notwithstanding the foregoing, subject to Section 3 below, the provisions of this Section 2(c) shall not restrict any Subject Party from providing truthful testimony or information in response to a subpoena or investigation by a Governmental Authority or in connection with any legal action by such Subject Party against any Covered Party under this Agreement, the Share Exchange Agreement or any other Ancillary Document that is asserted by such Subject Party in good faith.

3.  Confidentiality. From and after the Closing Date, each Subject Party will, and will cause its Representatives to, keep confidential and not (except, if applicable, in the performance of such Subject Party’s duties on behalf of the Covered Parties) directly or indirectly use, disclose, reveal, publish, transfer or provide access to, any and all Covered Party Information without the prior written consent of both Parent and Purchaser (which may be withheld in its sole discretion). As used in this Agreement, “Covered Party Information” means all material and information relating to the business, affairs and assets of any Covered Party, including material and information that concerns or relates to such Covered Party’s bidding and proposal, technical, computer hardware or software, administrative, management, operational, data processing, financial, marketing, sales, human resources, business development, planning and/or other business activities, regardless of whether such material and information is maintained in physical, electronic, or other form, that is: (A) gathered, compiled, generated, produced or maintained by such Covered Party through its Representatives, or provided to such Covered Party by its suppliers, service providers or customers; and (B) intended and maintained by such Covered Party or its Representatives, suppliers, service providers or customers to be kept in confidence. The obligations set forth in this Section 3 will not apply to any Covered Party Information where a Subject Party can prove that such material or information: (i) is known or available through other lawful sources not bound by a confidentiality agreement with, or other confidentiality obligation to, any Covered Party; (ii) is or becomes publicly known through no violation of this Agreement or other non-disclosure obligation of such Subject Party or any of its Representatives; (iii) is already in the possession of such Subject Party at the time of disclosure through lawful sources not bound by a confidentiality agreement or other confidentiality obligation as evidenced by the Subject Party’s documents and records; or (iv) is required to be disclosed pursuant to an order of any administrative body or court of competent jurisdiction (provided that (A) the applicable Covered Party is given reasonable prior written notice, (B) such Subject Party cooperates (and causes its Representatives to cooperate) with any reasonable request of any Covered Party to seek to prevent or narrow such disclosure and (C) if after compliance with clauses (A) and (B) such disclosure is still required, such Subject Party and its Representatives only disclose such portion of the Covered Party Information that is expressly required by such order, as it may be subsequently narrowed).

4.  Representations and Warranties. Each Subject Party hereby represents and warrants, to and for the benefit of the Covered Parties as of the date of this Agreement and as of the Closing Date, that: (a) such Subject Party has full power and capacity to execute and deliver, and to perform all of such Subject Party’s obligations under, this Agreement; and (b) neither the execution and delivery of this Agreement nor the performance of such Subject Party’s obligations hereunder will result directly or indirectly in a violation or breach of any agreement or obligation by which such Subject Party is a party or otherwise bound. By entering into this Agreement, each Subject Party certifies and acknowledges that such Subject Party has carefully read all of the provisions of this Agreement, and that such Subject Party voluntarily and knowingly enters into this Agreement.

5.  Remedies. The covenants and undertakings of the Subject Parties contained in this Agreement relate to matters which are of a special, unique and extraordinary character and a violation of any of the terms of this Agreement may cause irreparable injury to the Covered Parties, the amount of which may be impossible to estimate or determine and which cannot be adequately compensated. Each Subject Party agrees that, in the event of any breach or threatened breach by such Subject Party of any covenant or obligation contained in this Agreement, each applicable Covered Party will be entitled to obtain the following remedies (in addition to, and not in lieu of, any other remedy at law or in equity or pursuant to the Share Exchange Agreement or the other Ancillary Documents that may be available to the Covered Parties, including monetary damages), and a court of competent jurisdiction may award: (i) an injunction, restraining order or other equitable relief restraining or preventing such breach or threatened breach, without the necessity of proving actual damages or posting bond or security, which each Subject Party expressly waives; and (ii) recovery of the Covered Party’s attorneys’ fees and costs incurred in enforcing the Covered Party’s rights under this Agreement. If sought and obtained in accordance with this Agreement, each Subject Party hereby consents to the award of any of the above remedies to the applicable Covered Party in connection with any such breach or threatened breach. Each Subject Party hereby acknowledges and agrees that in the event of any breach of this Agreement, any value attributed or allocated to this Agreement (or any other non-competition agreement with such Subject Party) under or in connection with the Share Exchange Agreement shall not be considered a measure of, or a limit on, the damages of the Covered Parties.

6.  Survival of Obligations. The expiration of the Restricted Period will not relieve any Subject Party of any obligation or liability arising from any breach by such Subject Party of this Agreement during the Restricted Period. Each Subject Party further agrees that the time period during which the covenants contained in Section 1 and Section 2 of this Agreement will be effective will be computed by excluding from such computation any time during which such Subject Party is in violation of any provision of such Sections, provided the Company has delivered to the Subject Party notice of any such exclusion prior to the date on which such time period would otherwise expire.

7.  Miscellaneous.

(a)  Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Parent (or any other Covered Party), to: Planet Green Holdings Corporation 36-10 Union St. 2nd Floor Flushing NY 11354 Telephone No.: (718) 799 0380

with a copy (that will not constitute notice) to:

Becker & Poliakoff LLP

45 Broadway, 17th Floor

New York, New York 10006

Attention: Bill Huo

Brian Daughney

Telephone No.: (212) 599 3322

Email: bhuo@beckerlawyers.com

bdaughney@beckerlawyers.com

If to a Subject Party, to:
the address below such Subject Party’s name on the signature page to this Agreement.

(b)  Integration and Non-Exclusivity. This Agreement, the Share Exchange Agreement and the other Ancillary Documents contain the entire agreement between the Subject Parties and the Covered Parties concerning the subject matter hereof. Notwithstanding the foregoing, the rights and remedies of the Covered Parties under this Agreement are not exclusive of or limited by any other rights or remedies which they may have, whether at law, in equity, by contract or otherwise, all of which will be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of the Covered Parties, and the obligations and liabilities of each Subject Party, under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities (i) under the laws of unfair competition, misappropriation of trade secrets, or other requirements of statutory or common law, or any applicable rules and regulations and (ii) otherwise conferred by contract, including the Share Exchange Agreement and any other written agreement between a Subject Party and any of the Covered Parties. Nothing in the Share Exchange Agreement will limit any of the obligations, liabilities, rights or remedies of the Subject Parties or the Covered Parties under this Agreement, nor will any breach of the Share Exchange Agreement or any other agreement between any Subject Party and any of the Covered Parties limit or otherwise affect any right or remedy of the Covered Parties under this Agreement. If any term or condition of any other agreement between any Subject Party and any of the Covered Parties conflicts or is inconsistent with the terms and conditions of this Agreement, the more restrictive terms will control as to such Subject Party.

(c)  Severability; Reformation. Each provision of this Agreement is separable from every other provision of this Agreement. If any provision of this Agreement is found or held to be invalid, illegal or unenforceable, in whole or in part, by a court of competent jurisdiction, then (i) such provision will be deemed amended to conform to applicable laws so as to be valid, legal and enforceable to the fullest possible extent, (ii) the invalidity, illegality or unenforceability of such provision will not affect the validity, legality or enforceability of such provision under any other circumstances or in any other jurisdiction, and (iii) the invalidity, illegality or unenforceability of such provision will not affect the validity, legality or enforceability of the remainder of such provision or the validity, legality or enforceability of any other provision of this Agreement. The Subject Parties and the Covered Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision. Without limiting the foregoing, if any court of competent jurisdiction determines that any part hereof is unenforceable because of the duration, geographic area covered, scope of such provision, or otherwise, such court will have the power to reduce the duration, geographic area covered or scope of such provision, as the case may be, and, in its reduced form, such provision will then be enforceable. Each Subject Party will, at a Covered Party’s request, join such Covered Party in requesting that such court take such action.

(d)  Amendment; Waiver. This Agreement may not be amended or modified in any respect, except by a written agreement executed by the Subject Parties, Parent, Purchaser and the Company (or their respective permitted successors or assigns). No waiver will be effective unless it is expressly set forth in a written instrument executed by the waiving party and any such waiver will have no effect except in the specific instance in which it is given. Any delay or omission by a party in exercising its rights under this Agreement, or failure to insist upon strict compliance with any term, covenant, or condition of this Agreement will not be deemed a waiver of such term, covenant, condition or right, nor will any waiver or relinquishment of any right or power under this Agreement at any time or times be deemed a waiver or relinquishment of such right or power at any other time or times.

(e)  Dispute Resolution. Any dispute, difference, controversy or claim arising in connection with or related or incidental to, or question occurring under, this Agreement or the subject matter hereof (other than applications for a temporary restraining order, preliminary injunction, permanent injunction or other equitable relief or application for enforcement of a resolution under this Section 7(e)) (a “Dispute”) shall be governed by this Section 7(e). A party must, in the first instance, provide written notice of any Disputes to the other parties subject to such Dispute, which notice must provide a reasonably detailed description of the matters subject to the Dispute. Any Dispute that is not resolved may at any time after the delivery of such notice immediately be referred to and finally resolved by arbitration pursuant to the then-existing Expedited Procedures of the Commercial Arbitration Rules (the “AAA Procedures”) of the American Arbitration Association (the “AAA”). Any party involved in such Dispute may submit the Dispute to the AAA to commence the proceedings after the Resolution Period. To the extent that the AAA Procedures and this Agreement are in conflict, the terms of this Agreement shall control. The arbitration shall be conducted by one arbitrator nominated by the AAA promptly (but in any event within five (5) Business Days) after the submission of the Dispute to the AAA and reasonably acceptable to each party subject to the Dispute, which arbitrator shall be a commercial lawyer with substantial experience arbitrating disputes under acquisition agreements. The arbitrator shall accept his or her appointment and begin the arbitration process promptly (but in any event within five (5) Business Days) after his or her nomination and acceptance by the parties subject to the Dispute. The proceedings shall be streamlined and efficient. The arbitrator shall decide the Dispute in accordance with the substantive law of the State of New York. Time is of the essence. Each party shall submit a proposal for resolution of the Dispute to the arbitrator within twenty (20) days after confirmation of the appointment of the arbitrator. The arbitrator shall have the power to order any party to do, or to refrain from doing, anything consistent with this Agreement, the Ancillary Documents and applicable Law, including to perform its contractual obligation(s); provided, that the arbitrator shall be limited to ordering pursuant to the foregoing power (and, for the avoidance of doubt, shall order) the relevant party (or parties, as applicable) to comply with only one or the other of the proposals. The arbitrator's award shall be in writing and shall include a reasonable explanation of the arbitrator's reason(s) for selecting one or the other proposal. The seat of arbitration shall be in New York County, State of New York. The language of the arbitration shall be English.

(f) Governing Law; Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of New York without regard to the conflict of laws principles thereof. Subject to Section 7(e), all Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in New York, New York (or in any court in which appeal from such courts may be taken) (the “Specified Courts”). Subject to Section 7(e), each party hereto hereby (a) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court and (c) waives any bond, surety or other security that might be required of any other party with respect thereto. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law or in equity. Each party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 7(a). Nothing in this Section 7(f) shall affect the right of any party to serve legal process in any other manner permitted by Law.

(g) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7(g). ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 7(g) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

(h) Successors and Assigns; Third Party Beneficiaries. This Agreement will be binding upon each Subject Party and each Subject Party’s estate, successors and assigns, and will inure to the benefit of the Covered Parties, and their respective successors and assigns. Each Covered Party may freely assign any or all of its rights under this Agreement, at any time, in whole or in part, to any Person which acquires, in one or more transactions, at least a majority of the equity securities (whether by equity sale, merger or otherwise) of such Covered Party or all or substantially all of the assets of such Covered Party and its Subsidiaries, taken as a whole, without obtaining the consent or approval of either Subject Party. Each Subject Party agrees that the obligations of such Subject Party under this Agreement are personal and will not be assigned by such Subject Party. Each of the Covered Parties are express third party beneficiaries of this Agreement and will be considered parties under and for purposes of this Agreement.

(i) Construction. Each Subject Party acknowledges that such Subject Party has been represented by counsel, or had the opportunity to be represented by counsel of such Subject Party’s choice. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party will not be applied in the construction or interpretation of this Agreement. Neither the drafting history nor the negotiating history of this Agreement will be used or referred to in connection with the construction or interpretation of this Agreement. The headings and subheadings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement: (i) the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation”; (ii) the definitions contained herein are applicable to the singular as well as the plural forms of such terms; (iii) whenever required by the context, any pronoun shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (iv) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (v) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (vi) the term “or” means “and/or”; and (vii) any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent and references to all attachments thereto and instruments incorporated therein.

(j) Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. A photocopy, faxed, scanned and/or emailed copy of this Agreement or any signature page to this Agreement, shall have the same validity and enforceability as an originally signed copy.

(k) Effectiveness. This Agreement shall be binding upon each Subject Party upon such Subject Party’s execution and delivery of this Agreement, but this Agreement shall only become effective upon the consummation of the Transactions. In the event that the Share Exchange Agreement is validly terminated in accordance with its terms prior to the consummation of the Transactions, this Agreement shall automatically terminate and become null and void, and the parties shall have no obligations hereunder.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Non-Competition and Non-Solicitation Agreement as of the date first written above.

Sellers:
Yongsheng Chen

Address for Notice:

Address:	Huigu Industrial Park, Economic Development Zone, Meihekou City, Jilin Province, China
Telephone No.:	(86) 435-422-7709

Xiaodong Cai

Address for Notice:

Address:	Huigu Industrial Park, Economic Development Zone, Meihekou City, Jilin Province, China
Telephone No.:	(86) 435-422-7709

Managers:

Yongsheng Chen

Address for Notice:

Address:	Huigu Industrial Park, Economic Development Zone, Meihekou City, Jilin Province, China
Telephone No.:	(86) 435-422-7709

[Signature Page to Non-Competition and Non-Solicitation Agreement]

Acknowledged and accepted as of the date first written above:

Planet Green Holdings Corporation

By:
Name:	Bin Zhou
Title:	CEO

Jilin Chuangyuan Chemical Co., Ltd.

By:
Name:	Yongsheng Chen
Title:	CEO

[Signature Page to Non-Competition and Non-Solicitation Agreement]